Exhibit 4(e)

WAL-MART STORES, INC.

Series Terms Certificate

Pursuant to the Indenture

Relating to 2.650% Notes Due 2024

Pursuant to Section 3.01 of the Indenture, dated as of July 19, 2005, as amended and supplemented by that certain First Supplemental Indenture, dated as of December 1, 2006, and that certain Second Supplemental Indenture, dated as of December 19, 2014 (as so amended and supplemented, the “Indenture”), made between Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), Matthew Allen, Vice President—Finance & Assistant Treasurer of the Company (the “Certifying Authorized Officer”), hereby certifies as follows, and Gordon Y. Allison, Vice President, Division General Counsel, Corporate, and Assistant Secretary of the Company, attests to the following certification. Any capitalized term used herein shall have the definition ascribed to that term as set forth in the Indenture unless otherwise defined herein.

A. This certificate is a Series Terms Certificate contemplated by Section 3.01 of the Indenture and is being executed to evidence the establishment and approval of the terms and conditions of a Series that was established pursuant to Section 3.01 of the Indenture by means of a Unanimous Written Consent of the Executive Committee of the Board of Directors of the Company, effective as of October 5, 2017 (the “Series Consent”), which Series is designated as the “2.650% Notes Due 2024” (the “2024 Series”) by the Certifying Authorized Officer pursuant to the grant of authority under the terms of the Series Consent.

B. Each of the undersigned has read the Indenture, including the provisions of Sections 1.02 and 3.01 and the definitions relating thereto, and the resolutions adopted in the Series Consent. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent provided for in the Indenture relating to the creation, establishment and approval of the title, the form and the terms of a Series under the Indenture, and to the authentication and delivery by the Trustee of promissory notes of a Series, have been complied with. In the opinion of the undersigned, (i) all such conditions precedent have been complied with and (ii) there are no Events of Default, or events which, with the passage of time, would become an Event of Default under the Indenture that have occurred and are continuing at the date of this certificate.

C. Pursuant to the Series Consent, the Company is authorized to issue initially promissory notes of the 2024 Series and the other promissory notes of the other series of notes established by the Series Consent having an aggregate principal amount in United States dollars not to exceed $7,000,000,000. A copy of the Series Consent is attached hereto as Annex A. Any promissory notes that the Company issues that are a part of the 2024 Series (the “2024 Notes”) shall be issued in registered book-entry form, shall be substantially in the form attached hereto as Annex B (the “Form of 2024 Note”) and shall initially be represented by a global security. Acting pursuant to authority delegated to the Certifying Authorized Officer pursuant to the Series Consent, the Certifying Authorized Officer has approved and set the aggregate principal amount of the 2024 Notes initially to be issued (the “Initial 2024 Notes”) to be $1,000,000,000.

D. Pursuant to Section 3.01 of the Indenture, the terms and conditions of the 2024 Series and the 2024 Notes are established and approved to be the following:

1.	Designation:

The Series established by the Series Consent is designated as the “2.650% Notes Due 2024”.

2.	Aggregate Principal Amount:

The 2024 Series is not limited as to the aggregate principal amount of all the promissory notes of the 2024 Series that the Company may issue; provided, however, that any additional promissory notes of the 2024 Series that are not fungible with any then outstanding 2024 Notes for United States federal income tax purposes will be issued under CUSIP and ISIN numbers separate from the CUSIP and ISIN numbers of such outstanding 2024 Notes; and provided, further, that no additional 2024 Notes may be issued under the Indenture if an Event of Default has occurred and remains uncured thereunder. The Company is issuing the Initial 2024 Notes in an aggregate original principal amount of $1,000,000,000.

3.	Maturity:

Final maturity of the 2024 Notes shall be December 15, 2024.

4.	Interest:

a.	Rate

The 2024 Notes shall bear interest at the rate of 2.650% per annum, which interest shall commence accruing from and including October 20, 2017.

b.	Payment Dates

Interest shall be payable on the 2024 Notes semi-annually in arrears on each June 15 and December 15 prior to the Maturity of the 2024 Notes and at Maturity to the person or persons in whose name or names the 2024 Notes are registered at the close of business on the immediately preceding June 1 and December 1, respectively. Interest on the 2024 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

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5.	Currency of Payment:

The principal and interest payable with respect to the 2024 Notes shall be payable in United States dollars.

6.	Payment Places:

All payments of principal of, and interest on, the 2024 Notes shall be made as set forth in Section 5 of the Form of 2024 Note.

7.	Optional Redemption Features:

The Company may redeem the 2024 Notes, at its option, as a whole or in part, as, and at such times as, set forth in Section 4 of the Form of 2024 Note.

There shall be no sinking fund with respect to the 2024 Notes.

8.	Special Redemption Features, etc.:

None.

9.	Denominations:

$2,000 and integral multiples of $1,000 in excess thereof for the 2024 Notes.

10.	Principal Repayment:

100% of the principal amount of the 2024 Notes.

11.	Registrar and Paying Agent:

The Bank of New York Mellon Trust Company, N.A. shall be the registrar and paying agent for the 2024 Notes.

12.	Payment of Additional Amounts:

None.

13.	Book-Entry Procedures:

The 2024 Notes shall be initially issued in the form of global notes registered in the name of Cede & Co., as nominee for The Depository Trust Company, and shall be issued in certificated form only in limited circumstances, in each case, as set forth under Sections 11 and 12 of the Form of 2024 Note. The 2024 Notes shall be initially issued in the form of two global notes, each of which global notes shall be in the principal amount of $500,000,000.

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14.	Other Terms:

Sections 2, 3, 4, 5, 6, 8, 9, 10, 11, 12, 13, 14, 15, 16 and 17 of the Form of 2024 Note shall also apply to the 2024 Notes.

The 2024 Notes shall not have any terms or conditions of the type contemplated by clause (ii), (iii), (vi), (vii), (xii), (xiii), (xvi), (xvii), (xix) or (xx) of Section 3.01(j) of the Indenture.

E. The 2024 Notes shall be issued pursuant to and governed by the Indenture. To the extent that the Indenture’s terms apply to the 2024 Notes specifically or apply to the terms of all Securities of all Series established pursuant to and governed by the Indenture, such terms shall apply to the 2024 Notes.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of October 11, 2017.

/s/ Matthew Allen
Matthew Allen
Vice President—Finance & Assistant Treasurer

ATTEST:

/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President, Division General Counsel, Corporate, and Assistant Secretary

[Signature Page to Series Terms Certificate for 2.650% Notes Due 2024]

ANNEX A

SERIES CONSENT

UNANIMOUS WRITTEN CONSENT TO ACTION

IN LIEU OF A SPECIAL MEETING

OF THE EXECUTIVE COMMITTEE OF

THE BOARD OF DIRECTORS

OF WAL-MART STORES, INC.

The undersigned, being all of the members of the Executive Committee of the Board of Directors (the “Executive Committee”) of Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), do hereby consent to the adoption of the following resolutions in accordance with the provisions of Section 141(f) of the General Corporation Law of Delaware (the “DGCL”) by executing this written consent or, as contemplated by Section 141(f) of the DGCL and the Amended and Restated Bylaws of the Company, by an electronic transmission noting approval hereof (this “Written Consent”):

WHEREAS, the Company has outstanding $1,761,901,000 aggregate principal amount of its 6.500% notes due 2037, $1,250,000,000 aggregate principal amount of its 5.625% notes due 2040, $1,822,430,000 aggregate principal amount of its 6.200% notes due 2038, $2,000,000,000 aggregate principal amount of its 5.625% notes due 2041, $1,250,000,000 aggregate principal amount of its 5.000% notes due 2040, $2,500,000,000 aggregate principal amount of its 5.25% notes due 2035, $750,000,000 aggregate principal amount of its 4.875% notes due 2040, $750,000,000 aggregate principal amount of its 4.750% notes due 2043, $750,000,000 aggregate principal amount of its 5.875% notes due 2027, $500,000,000 aggregate principal amount of its 4.125% notes due 2019, $1,500,000,000 aggregate principal amount of its 3.625% notes due 2020, $1,000,000,000 aggregate principal amount of its 4.00% notes due 2043, and $1,000,000,000 aggregate principal amount of its 4.30% notes due 2044 (collectively, the “Subject Securities”); and

WHEREAS, for the purpose of reducing the Company’s future interest expense, it is in the best interest of the Company and its shareholders for the Company to make a cash tender offer for the Subject Securities, with the total purchase price (excluding accrued interest payable) to be paid for Subject Securities to be purchased in such tender offer not to exceed $8,500,000,000 in the aggregate (the “Tender Offer”); and

WHEREAS, the Company desires to offer and sell promissory notes of up to seven series of its senior, unsecured debt securities to be issued pursuant to the terms of the Indenture, dated as of July 19, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Indenture Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, and the Second Supplemental Indenture, dated as of December 19, 2014, each between the Company and the Trustee (the “Indenture”), in an underwritten public offering made in reliance on the Company’s Registration Statement on Form S-3ASR (Registration No. 333-201074) (the “Registration Statement”), with the aggregate principal amount of all of such promissory notes offered, sold and issued not to exceed $7,000,000,000 (the “Maximum Offering Amount”);

Resolutions Relating to the Tender Offer

NOW THEREFORE BE IT RESOLVED, that the Company is hereby authorized to offer to purchase and to purchase for cash in the Tender Offer, on such terms and subject to such conditions as one or more of the Chairman of the Board of Directors, the Chief Executive Officer, any Vice Chairman, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Controller and the Treasurer of the Company (each an “Authorized Officer”) shall determine to be appropriate, Subject Securities for an aggregate purchase price not to exceed $8,500,000,000 (excluding accrued interest and fees); and be it

FURTHER RESOLVED, that the Company is hereby authorized: (i) to engage Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and any one or more other dealer-managers as shall be designated by an Authorized Officer or Authorized Officers to act as the dealer-managers of the Tender Offer (collectively, the “Dealer-Managers”); (ii) to engage Global Bondholder Services Corporation (“GBSC”) to act as the depositary and information agent for the Tender Offer; and (iii) to negotiate, enter into, execute and deliver, and perform the Company’s obligations under (a) a Dealer-Manager Agreement among the Company and the Dealer-Managers (the “Dealer-Manager Agreement”) and (b) a Depositary and Information Agent Agreement between the Company and GBSC (the “Depositary Agreement”), with the Dealer-Manager Agreement and the Depositary Agreement to have such terms and conditions as are approved by an Authorized Officer, such approval to be evidenced by an Authorized Officer’s execution, for and on behalf of the Company, of the Dealer-Manager Agreement and the Depositary Agreement, respectively; and be it

Resolutions Relating to the Note Offering

FURTHER RESOLVED, that seven series of senior, unsecured promissory notes of the Company shall be, and they hereby are, created, established and authorized for issuance and sale pursuant to the terms of the Indenture (the “Note Series”), the promissory notes of each of such Note Series (as to each Note Series, the “Notes”) shall be denominated in United States dollars, shall have a maturity date established in accordance with these resolutions and the Indenture that shall be no later than last day of the sixth month next following the thirtieth anniversary of the initial issuance of Notes of such Notes Series by the Company, and shall otherwise have such terms and conditions as are established and approved as provided in, or as shall be established in accordance with, these resolutions and the Indenture, it being understood that at this time it is anticipated that Notes of only five of such Note Series will be offered, sold and issued in the offering of Notes approved by these resolutions; and be it

FURTHER RESOLVED, that the Company is hereby authorized to offer and sell in an SEC-registered, underwritten public offering made in reliance on the Registration Statement (the “Offering”) and issue pursuant to the Indenture such Notes of one or more Note Series as an Authorized Officer or Authorized Officers shall approve for sale in the Offering, with the aggregate principal amount of the Notes of each Notes Series sold in the Offering and issued to be determined by an Authorized Officer or Authorized Officers and the aggregate principle amount of the Notes of all Note Series sold in the Offering and issued not to exceed the Maximum Offering Amount; provided that nothing in these resolutions shall restrict or be deemed to restrict the existing authority of the Chief Financial Officer of the Company and the Treasurer of the Company (the “Financial Officers”) to approve the issuance of up to $1,000,000,000 in aggregate principal amount of debt securities of the Company in a single offering and if the Financial Officers approve an issuance of debt securities of the Company pursuant to that authority and designate such debt securities for offer and sale as a part of the Offering (such securities as so designated, the “Additional Debt Securities”), such Additional Debt Securities will constitute and be, for all purposes, Notes of one of the Note Series created, established and authorized for issuance by these resolutions and the Company is hereby authorized to offer and sell the Additional Debt Securities in the Offering, in which event the Maximum Offering Amount shall be increased by an amount equal to the aggregate principal amount of the Additional Debt Securities so authorized by the Financial Officers; and be it

FURTHER RESOLVED, that the Authorized Officers are, and each of them is, hereby authorized, in the name and on behalf of the Company: (i) to establish and to approve the terms and conditions of the Notes of each Note Series, including the maturity date of, and the rate at which interest will accrue on, the Notes of each Note Series; (ii) to determine the aggregate principal amount of the

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Notes of each Note Series and the aggregate principal amount of the Notes of all Note Series to be offered, sold and issued in the Offering, provided that the aggregate principal amount of the Notes of all Note Series offered, sold and issued in the Offering shall not exceed the Maximum Offering Amount; (iii) to determine that no Notes of one or more of the Note Series or all of the Note Series will be offered, issued or sold; (iv) to approve the form, terms and conditions of all the instruments representing the Notes of each of the Note Series, including global promissory notes representing the Notes of each of the Note Series; and (v) to determine and approve the terms on which and conditions subject to which Notes of any Note Series will be offered and sold by the Company to the underwriters and to the public in the Offering, which actions of such Authorized Officer or Authorized Officers will be conclusively evidenced by one or more Authorized Officers’ execution, for and on behalf of the Company, of the Underwriting Agreement (as defined below) and a Series Terms Certificate (as defined in the Indenture) with respect to each Note Series as to which such actions are taken in accordance with Section 3.01 of the Indenture, as applicable; and be it

FURTHER RESOLVED, that the Company is hereby authorized to enter into, execute and deliver, and perform its obligations under, a Pricing Agreement and an Underwriting Agreement (collectively, the “Underwriting Agreement”) among, in each case, the Company and such underwriter or underwriters as shall be determined by an Authorized Officer or Authorized Officers (collectively, the “Underwriters”), which Underwriting Agreement (i) shall provide for the sale by the Company and the purchase by the Underwriters of Notes of each Note Series of which Notes are to be offered and sold by the Company in the Offering having an aggregate principal amount determined by, and (ii) shall contain such terms, including the price to be paid to the Company by the Underwriters for the Notes to be sold and purchased under the Underwriting Agreement, and conditions approved by, an Authorized Officer or Authorized Officers pursuant to the authority delegated to the Authorized Officers above, with each such determination and approval by an Authorized Officer or Authorized Officers to be conclusively evidenced by the execution by an Authorized Officer, for and on behalf of the Company, of the Underwriting Agreement and any other agreements necessary to effectuate the intent of these resolutions; and be it

FURTHER RESOLVED, that the Indenture Trustee shall be, and it hereby is, authorized and directed to authenticate and deliver the instruments, including any global promissory note or global promissory notes, representing Notes of any Note Series to be sold and issued under the Underwriting Agreement to or upon the written order of the Company as provided in the Indenture; and be it

FURTHER RESOLVED, that the Company shall be, and it hereby is, authorized to issue one or more global promissory notes to represent the Notes of each Note Series sold and to be issued in accordance with these resolutions and not issue Notes of the Note Series in definitive form, each of which global promissory notes shall be in such form as the Authorized Officer executing the same shall approve, such approval to be conclusively evidenced by that Authorized Officer’s execution, for and on behalf of the Company, of such global promissory notes, and to permit each such global promissory note to be registered in the name of The Depository Trust Company (“DTC”), a nominee of DTC or such other person as an Authorized Officer or Authorized Officers shall approve, such approval to be conclusively evidenced by an Authorized Officer’s execution, for and on behalf of the Company, of such global promissory notes, and beneficial interests in the global promissory notes representing the Notes of the Note Series sold pursuant to the Underwriting Agreement and issued to be otherwise shown on, and transfers of such beneficial interests effected through, records maintained by DTC and its respective participants; and be it

General

FURTHER RESOLVED, that the Authorized Officers are, and each of them is, hereby authorized, in the name and on behalf of the Company, to execute and deliver the Dealer-Manager Agreement, the Depositary Agreement, the Underwriting Agreement, the Series Term Certificate for each

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of the Note Series, and an instrument or instruments representing the Notes of each Notes Series being sold pursuant to the Underwriting Agreement, which instruments may be global promissory notes and shall have an aggregate principal amount equal to the aggregate principal amount of the Notes of each Note Series of which Notes are being offered and sold in the Offering as set forth in the Underwriting Agreement; and be it

FURTHER RESOLVED, that the signatures of the Authorized Officers executing any promissory note of either or both of the Note Series, including any global promissory note or global promissory notes representing the Notes of any Note Series, may be the manual or facsimile signatures of the present or any future Authorized Officers and may be imprinted or otherwise reproduced thereon, and any such facsimile signature shall be binding upon the Company, notwithstanding the fact that at the time the instrument or instruments representing the Notes of each Note Series issued and sold in the Offering are authenticated and delivered and disposed of, the person whose facsimile signature appears on any instrument or instruments shall have ceased to be an Authorized Officer; and be it

FURTHER RESOLVED, that, without in any way limiting the authority heretofore granted to any Authorized Officer, the Authorized Officers shall be, and each of them singly is, authorized and empowered to do and perform all such acts and things and to execute and deliver, for and on behalf of the Company, any and all agreements, documents, certificates and instruments and to take any and all such actions as they may deem necessary, desirable or proper in order to carry out the intent and purpose of the foregoing resolutions and for the Company to perform its obligations under or with respect to the Tender Offer, the Dealer-Manager Agreement, the Depositary Agreement, the Underwriting Agreement, the Indenture and the Notes of each Note Series sold under the Underwriting Agreement, and to incur and pay on behalf of the Company all such expenses, obligations and fees in connection therewith as they may deem proper.

[Signature Page Follows]

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IN WITNESS WHEREOF, the members of the Executive Committee have executed this Written Consent (whether manually or electronically as referenced above) effective as of October 5, 2017.

/s/ James I. Cash, Jr., Ph.D.	/s/ C. Douglas McMillon
James I. Cash, Jr., Ph.D.	C. Douglas McMillon

/s/ Gregory C. Penner	/s/ S. Robson Walton
Gregory C. Penner	S. Robson Walton

ANNEX B

FORM OF 2024 NOTE

[IF A GLOBAL NOTE, INSERT: THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”). UNLESS AND UNTIL THIS NOTE IS EXCHANGED FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

WAL-MART STORES, INC.

2.650% NOTES DUE 2024

Number A-[ ] $[ ]	CUSIP: 931142 DV2 ISIN No.: US931142DV21

WAL-MART STORES, INC., a corporation duly organized and existing under the laws of the State of Delaware, and any successor corporation pursuant to the Indenture (herein referred to as the “Company”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of [                    ] ($[            ])[IF A GLOBAL NOTE, INSERT:, except as otherwise noted on the attached Schedule of Increases or Decreases in Global Note,] on December 15, 2024, and to pay interest, computed on the basis of a 360-day year consisting of twelve 30-day months, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing on June 15, 2018, on said principal sum in like currency, at the rate per annum specified in the title of this Note from October 20, 2017 or from the most recent June 15 or December 15 to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note is registered (the “Holder”) at the close of business on the preceding June 1, in the case of an Interest Payment Date of June 15, and on the preceding December 1, in the case of an Interest Payment Date of December 15 (each, a “Record Date”). The term “Business Day” means any day which is not a day on which banking institutions in The City of New York or the relevant place of payment are authorized or required by law, regulation or executive order to close.

Reference is made to the further provisions of this Note set forth on the succeeding sections hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to in Section 1 hereof.

[The signature page of this Note follows.]

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries, each by manual or facsimile signature and under its corporate seal.

WAL-MART STORES, INC.

By:
Name: Matthew Allen
Title: Vice President—Finance & Assistant Treasurer

[SEAL]	By:
Name: Gordon Y. Allison
Title: Vice President, Division General Counsel, Corporate, and Assistant Secretary
Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Signature Page to 2.650% Note Due 2024]

WAL-MART STORES, INC.

2.650% NOTES DUE 2024

1. Indenture; Notes. This Note is one of a duly authorized Series of Securities of the Company designated as the “2.650% Notes Due 2024” (the “Notes”), initially issued in an aggregate principal amount of $1,000,000,000 on October 20, 2017. Such Series of Securities has been established pursuant to, and is one of an indefinite number of Series of debt securities of the Company, issued or issuable under and pursuant to, the Indenture, dated as of July 19, 2005, by and between the Company, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as supplemented and amended by the First Supplemental Indenture, dated as of December 1, 2006, and the Second Supplemental Indenture, dated as of December 19, 2014, in each case, by and between the Company, as Issuer, and the Trustee (the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes and of the terms upon which this Note is, and is to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern.

All capitalized terms which are used but not defined in this Note shall have the meanings assigned to them in the Indenture.

The Company may, without the consent of the Holders, create and issue additional Securities ranking equally with the Notes and otherwise identical in all respects (except for the public offering price, initial interest accrual date, initial Interest Payment Date, and the issue date) so that such additional Securities shall be consolidated and form a single Series with the Notes; provided, however, that any additional Securities that are not fungible with any then outstanding Notes for United States federal income tax purposes will be issued under CUSIP and ISIN numbers separate from the CUSIP and ISIN numbers of such outstanding Notes; and provided, further, that no additional Securities of any existing or new Series may be issued under the Indenture if an Event of Default has occurred and remains uncured thereunder.

2. Ranking. The Notes shall constitute the senior unsecured debt obligations of the Company and shall rank equally in right of payment among themselves and with all other existing and future senior unsecured debt obligations of the Company.

3. Payment of Overdue Amounts. The Company shall pay interest on overdue principal and overdue installments of interest, if any, from time to time, calculated on the basis of a 360-day year consisting of twelve 30-day months, giving effect to the actual payment date for such overdue principal and overdue installments of interest, on demand at the interest rate borne by the Notes to the extent lawful.

4.	Redemption.

(a) Make-Whole Redemption. At any time prior to October 15, 2024, the Notes shall be redeemable, as a whole or in part, at the option of the Company, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date; and

•	the sum of the present values of the Remaining Scheduled Payments (as defined below), plus any accrued and unpaid interest to, but excluding, the redemption date.

In determining the present value of the Remaining Scheduled Payments, the Company shall discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Applicable Treasury Rate plus 10 basis points.

“Applicable Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue. In determining this rate, the Company shall assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing a new issue of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means each of Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC and their respective successors as may be appointed from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer for such firm.

“Reference Treasury Dealer” means each of Barclays Capital Inc., Citigroup Global Markets Inc., and Morgan Stanley & Co. LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer for such firm.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer by 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to the Notes, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

(b) Other Redemption Right. The Company may also redeem the Notes, at its option, as a whole or in part, at any time on or after October 15, 2024, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

(c) Redemption Procedures. Any Notes to be redeemed by the Company shall be redeemed in accordance with the provisions of Article Four of the Indenture, including, without limitation, the requirement that any notice of redemption must be mailed to each registered holder of the Notes being redeemed at least 30 days but not more than 60 days prior to the redemption date. Notwithstanding the foregoing, the calculation of the redemption price for any Notes pursuant to Section 4(a) or Section 4(b) above and any accrued and unpaid interest payable upon the redemption of such Notes shall be made by the Company or on behalf of the Company by a Person designated by the Company. Such calculation shall not be the duty or obligation of the Trustee unless otherwise agreed by the Company and the Trustee.

5. Place and Method of Payment. The Company shall pay principal of and interest on the Notes at the office or agency of the Paying Agent (as defined in Section 14 hereof) in the Borough of Manhattan, The City of New York; provided, however, that at the option of the Company, the Company may pay interest by check mailed to the person entitled thereto at such person’s address as it appears on the Registry for the Notes.

6. Defeasance of the Notes. Sections 11.02, 11.03 and 11.04 of the Indenture shall apply to the Notes.

7. No Sinking Fund. The Notes are not subject to a sinking fund.

8. Amendment and Modification. Article Nine of the Indenture contains provisions for the amendment or modification of the Indenture and the Notes without the consent of the Holders in certain circumstances and requiring the consent of Holders of not less than a majority in aggregate principal amount of the Notes and Securities of other Series that would be affected in certain other circumstances. However, the Indenture requires the consent of each Holder of the Notes and Securities of other Series that would be affected for certain specified amendments or modifications of the Indenture and the Notes. These provisions of the Indenture, which provide for, among other things, the execution of supplemental indentures, are applicable to the Notes.

9. Event of Default; Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to the Notes shall occur and be continuing, then the aggregate principal amount of the Notes of this Series may be declared by either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of this Series then Outstanding to be, and, in certain cases, may automatically become, immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that, in the event of such an acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of all of the Notes of this Series then Outstanding, voting as a separate class, in accordance with the provisions of, and in the circumstances provided by, the Indenture, may rescind and annul such acceleration and its consequences with respect to all of the Notes.

10. Absolute Obligation. No reference herein to the Indenture and no provisions of the Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the time and in the coin or currency herein prescribed.

11. Form and Denominations; Global Note; Definitive Notes. The Notes are being issued in registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes are initially being issued in the form of one or more global notes (each, a “Global Note”), evidencing all or any portion of the Notes and registered in the name of The Depository Trust Company (the “Depositary”) or its nominee (including their respective successors) as Depositary under the Indenture. The Notes shall be issued in certificated form (each, a “Definitive Note”) only in the following limited circumstances: (1) the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under applicable law, and a successor depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility; (2) the Company delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable for Definitive Notes; or (3) an Event of Default has occurred and is continuing with respect to the Notes, in each such case this Note shall be exchangeable for Definitive Notes in an equal aggregate principal amount. Such Definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee.

12. Registration, Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the Company shall provide for the registration of the Notes and the transfer and exchange of the Notes, whether in global or definitive form. At the option of the Holders, at the offices of the Registrar (as defined in Section 14 hereof), or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any transfer tax or other governmental charges imposed in connection therewith, the Notes may be transferred or exchanged for an equal aggregate principal amount of the Notes of like tenor and of other authorized denominations upon surrender and cancellation of the Notes upon any such transfer.

The Company, the Trustee and any agent of the Company or of the Trustee may deem and treat the Holder as the absolute owner of this Note (whether or not the Notes shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payments hereon, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such Holder shall, to the extent of the amount or amounts paid, effectually satisfy and discharge liability for moneys payable on this Note.

Notwithstanding the preceding paragraphs of this Section 12, any registration of transfer or exchange of a Global Note shall be subject to the terms of the legend appearing on the initial page thereof.

13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Company arising under or set forth in the Notes or under the Indenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

14. Appointment of Agents. The Bank of New York Mellon Trust Company, N. A. is hereby appointed (i) the registrar (the “Registrar”) for the purpose of registering the Notes and of effecting transfers and exchanges of the Notes pursuant to the Indenture and this Note and (ii) the Paying Agent pursuant to Section 3.04 of the Indenture (the “Paying Agent”).

15. Notices. If the Company is required to give notice to the Holders of the Notes pursuant to the terms of the Indenture, then it shall do so by the means and in the manner set forth in Section 1.06 of the Indenture.

16. Separability. In case any provision of the Indenture or the Notes shall, for any reason, be held to be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions thereof and hereof shall not in any way be affected or impaired thereby.

17. GOVERNING LAW. THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

For the value received, the undersigned hereby assigns and transfers the within Note, and all rights thereunder, to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoints

to transfer this Note on the books of Wal-Mart Stores, Inc. The agent may substitute another to act for it.

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Date:

Signature Guarantee

The signature(s) should be Guaranteed by an Eligible Guarantor Institution pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

*   *   *   *  *

The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT ENT -	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian		under the Uniform Gifts to Minors Act
	(Cust)		(Minor)		(State)

Additional abbreviations may also be used although not in the above list.

[IF A GLOBAL NOTE, INSERT: SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made.

Date of Change	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee]